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                                                                     EXHIBIT 3.2


                              TEAM FINANCIAL, INC.

                                 AMENDED BYLAWS
                                   MAY 20,1998

                                    Article I
                                     Offices


     Section 1. Principal Office. The principal office for the transaction of the business of the corporation is hereby located at 8 West Peoria, Paola, Miami County, Kansas 66071.

     Section 2. Registered Office. The corporation, by resolution of its board of directors, may change the location of its registered office as designated in the Articles of Incorporation to any other place. By like resolution, the resident agent at such registered office may be changed to any other person or corporation, including itself. Upon adoption of such a resolution, a certificate certifying the change shall be executed, acknowledged and filed with the Secretary of State, and a certified copy thereof shall be recorded in the office of the Register of Deeds for the county in which the new registered office is located (and in the old county, if such registered office is moved from one county to another.)

     Section 3. Other Offices. Branch or subordinate offices may at any time be established by the board of directors at any place or places where the corporation is qualified to do business.

                                   Article II
                                  Stockholders

     Section 1. Place of Meetings. All annual meetings of stockholders and all other meetings of stockholders shall be held in Paola, Kansas at the principal office of the corporation or other designated facility in Paola, Kansas unless another place within or without the State of Kansas is designated either by resolution of the board of directors pursuant to authority hereinafter granted to said board, or by the written consent of all stockholders entitled to vote thereat, given either before or after the meeting and filed with the secretary of the corporation.

     Section 2. Annual Meetings. The annual meetings of the stockholders shall be held on the second Saturday of June, in each year at 2:00 o'clock p.m. of said day, or at such other time of day as designated by the board of directors. At such meeting, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the power of the stockholders.



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     Written notice of each annual meeting shall be given to each stockholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such stockholder at his/her address appearing on the books of the corporation or given by him/her to the corporation for the purpose of notice. If a stockholder gives no address, notice shall be deemed to have been given if published at least once in some newspaper of general circulation in the county in which the corporate office is located. All such notices shall be sent to each stockholder entitled thereto not less than ten (10) days nor more than fifty (50) days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall state such other matters, if any, as may be expressly required by statute. If the place for a meeting to elect directors is changed, the notice of meeting shall be given to stockholders at least twenty (20) days prior to the date of such meeting.

     Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board, Chief Executive officer, or by the board of directors, or by one or more stockholders holding not less than ten percent (10%) of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of stockholders. Notices of any special meeting shall specify in addition to the place, day and hour of such meeting, the general nature of the business to be transacted.

     Section 4. Adjourned Meetings and Notice Thereof. Any stockholders, meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at such meeting.

     When any stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, if the time and place thereof are announced at the meeting at which such adjournment is taken.

     Section 5. Voting. Unless the board of directors has fixed in advance (pursuant to Article V, Section 1) a record date for purposes of determining entitlement to vote at the meeting, the record date shall be as of the close of business on the day next preceding the date on which notice is given, or if notice is



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waived, at the close of business on the day next preceding the day on which the meeting shall be held. Such vote may be viva voce or by written and/or electronic ballot; provided, however, that all elections for directors must be by written ballot upon demand made by a stockholder at any election before the voting begins. Every stockholder entitled to vote at any election for directors shall have the right to cumulate his/her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his/her shares are entitled, or to distribute his/her votes on the same principle among as many candidates as he/she shall think fit. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

     Section 6. Quorum. The presence in person or by proxy of persons entitled to vote one third (1/3) of the voting shares at any business meeting shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 7. Consent of Absentees. The transactions of any meeting of stockholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 8. Action Without Meeting. Any action which under any provision of the Kansas General Corporation Code, may be taken at a meeting of the stockholders, may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the secretary of the corporation, or such other procedure followed as may be prescribed by statute, except approval of an agreement for merger or consolidation of the corporation with other corporations, or a sale of all or substantially all of the corporate property. The use of consent minutes shall be a substitute for conducting regular meetings of the board of directors.

     Section 9. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of



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the corporation; provided that no such proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the person executing it specified therein the length of time for which such proxy is to continue in force.

     Section 10. Inspection of Corporate Records. The stock ledger or duplicate stock ledger, the books of account, and minutes of proceedings of the stockholders, of the board of directors and of standing committees of the directors shall be open to inspection upon the written demand of any stockholder or the holder of a voting trust certificate within five (5) days of such demand during ordinary business hours if for a purpose reasonably related to his/her interests as a stockholder, or as the holder of such voting trust certificate. A list of the stockholders entitled to vote shall be exhibited at any reasonable time and at meetings of the stockholders when required by the written demand of any stockholder received at least twenty (20) days prior to the meeting. Such inspection may be made in person or by an agent or attorney authorized in writing by a stockholder, and shall include the right to make abstracts. Demand of inspection other than at a stockholders' meeting shall be made in writing upon the Chairman, Chief Executive Officer, Chief Financial Officer, or Secretary of the corporation.

     Section 11. Inspection of Bylaws. The corporation shall keep in its principal office for the transaction of business the original or a copy of these bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the stockholders at all reasonable times during ordinary business hours.

                                   Article III
                                    Directors

     Section 1. Powers. Subject to limitations of the Articles of Incorporation, of the Bylaws, and of the Kansas General Corporation Code as to action which shall be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by the Bylaws; all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to-wit:

          First - To alter, amend or repeal the bylaws of the corporation.



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          Second - To select and remove all the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, or with the articles of incorporation or the bylaws, fix their compensation, and require from them security for faithful service.

          Third - To conduct, manage, and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with the law, or with the articles of incorporation or the bylaws, as they may deem best, including but not limited to the power to declare dividends.

          Fourth - To change the principal office and registered office for the transaction of the business of the corporation from one location to another as provided in Article I hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of Kansas, as provided in Article I, Section 3 hereof; to designate any place within or without the State of Kansas for the holding of any stockholders, meeting or meetings except annual meetings; to adopt, make and use a corporate seal, to prescribe the forms of certificates of stock, and to alter the forms of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificate shall at all times comply with the provisions of law.

          Fifth - To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

          Sixth - To borrow money and incur indebtedness for purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

          Seventh - To appoint and delegate to standing committees and other committees as the board shall deem appropriate any of the powers and authority of the board



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     in the management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal bylaws. Any such committee shall be composed of two or more directors.

     Section 2. Number and Qualification of Directors. The authorized number of directors of the corporation shall be eight (8) until changed by amendment to this bylaw. Directors need not be stockholders, except as otherwise provided for by law or regulation. A two-thirds (2/3) vote of the Board of Directors shall be required to amend this section of the bylaws with respect to the number of authorized directors of the corporation.

     Section 3. Election and Term of Office. The directors shall be elected at each annual meeting of stockholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at a special meeting of stockholders held for that purpose as soon thereafter as conveniently may be. All directors shall hold office until their respective successors are elected. A director may be removed from office at any time for good cause; however, a director may be removed without cause by an affirmative vote of two-thirds of the stockholders, unless he/she shall have sufficient stockholder support that by use of cumulative voting he/she would otherwise be able to maintain his/her position on the board of directors in a regular election of board members.

     Directors shall be elected in accordance with the rotation of categories set forth below:

          Category A             Three (3) directors each serving a three (3)
                                 year term;

          Category B             Two (2) directors each serving a three (3)
                                 year term;

          Category C             Three (3) directors each serving a three (3)
                                 year term;

     The election of directors shall rotate for Categories A, B, and C in alphabetical sequence annually, so that at each successive, annual meeting of stockholders, only one category of directors among Categories A, B, and C shall have terms which have expired. The purpose of this bylaw is to assure continuity on the board of directors by rotating annually the election of approximately one third (1/3) of the directors at each annual meeting of stockholders. Commencing with the 1998 annual meeting of stockholders, stockholders shall elect Category C directors. In 1999, Category A directors shall be elected. In 2000, Category B



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directors shall be elected. Thereafter, Categories A, B, and C respectively shall rotate in sequence for election. Notwithstanding any provisions herein to the contrary, the repeal of the provisions herein for the staggered election of the directors shall require approval by two-thirds vote of the stockholders. Although the authorized number of directors can be changed by a two-thirds vote of the board of directors, no such change may have the effect of eliminating a category.

     Section 4. Vacancies. Vacancies on the board of directors may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director. If at any time, by reason of death, resignation, or other cause, the corporation should have no directors in office, then any officer or any stockholder or any executor, administrator, trustee or guardian of a stockholder or other fiduciary entrusted with like responsibility for the person or estate of a stockholder may call a special meeting of the stockholders in accordance with the provisions of these bylaws, or may apply to the District Court for a decree summarily ordering election as provided for by the Kansas General Corporation Code. Each director so elected shall hold office until his/her successor is elected at an annual or a special meeting of the stockholders.

     A vacancy or vacancies of the board of directors shall be deemed to exist:
(1) in case of the death, resignation or removal of any director; or (2) if the authorized number of directors be increased; or (3) if the stockholders fail to elect the full number of authorized directors at any annual or special meeting of stockholders at which any director or directors are to be elected; or (4) if any director or directors elected shall refuse to serve.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his/her term of office.

     Section 5. Place of Meeting. Regular and special meetings of the board of directors shall be held at any place within or without the State of Kansas which has been designated from time to time by resolution of the board or by written consent of all members of the board. In the absence of such designation, all meetings shall be held at the principal office of the corporation.

     Section 6. Organizational Meeting. Following each annual meeting of stockholders, the board of directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business at the next regularly schedule meeting time. Notice of such meeting is hereby dispensed with.



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     Section 7. Other Regular Meetings. Other regular meetings of the board of directors shall be held without call at such time as the board of directors may from time to time designate in advance of such meetings; provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. Notice of all such regular meetings of the board of directors is hereby dispensed with.

     Section 8. Special Meetings. Special meetings of the board of directors for any purpose or purposes shall be called at any time by the chairman or, if he/she is absent or unable or refuses to act, by the secretary or by any other director. Notice of such special meetings, unless waived by attendance thereat or by written consent to the holding of the meeting, shall be given by written notice mailed at least three (3) days before the date of such meeting or be hand delivered or notified by telegram or facsimile transmission confirmed at least two (2) days before the date such meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon addressed to the director at his residence or usual place of business. If notice be given by telegraph, such notice shall be deemed to be delivered when the same is delivered to the telegraph company. If notice be given by facsimile transmission, such notice shall be deemed to be delivered when the receipt of the same is confirmed electronically.

     Section 9. Notice of adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

     Section 10. waiver of Notice. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice; if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 11. Quorum . A majority of the total number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, unless a greater number be required by law or by the articles of incorporation. The directors present at a duly called or held meeting at which a



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quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

     Section 12. Meetings by Telephone and Electronic Means. Members of the board of directors of the corporation, or any committee designated by such board, may participate in a meeting of the board of directors or any meeting of any committee by means of conference telephone or similar electronic communications device/equipment, by means of which all persons participating in the meeting can hear one another, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 13. Adjournment. A majority of the directors present may adjourn any directors' meeting to meet again at a stated day and hour or until the time fixed for the next regular meeting of the board.

     Section 14. Fees and Compensation. Directors shall receive an annual fee as prescribed by resolution of the board which shall be paid quarterly. In addition, directors shall be entitled to receive special attendance fees for any meeting as more particularly provided for by resolution of the board of directors. Directors shall not receive any stated salary for their services as directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

     Section 15. Standing and Other Committees of the Board. There shall be two standing committees: (1) The Audit Committee and the (2) The Executive Compensation Committee. The Chairman of the Board shall recommend to the Board of Directors at least three directors of whom no less than two shall be outside directors to be appointed to the Audit Committee who shall be responsible for financial oversight and asset quality and other regularly required functions of an audit committee. All such appointments shall be approved by a majority vote of the Board of Directors. The Chairman of the Board shall recommend to the Board of Directors at least two outside directors to be appointed to the Executive Compensation Committee who shall be responsible for negotiation and review of the Chairman and/or CEO employment contract(s) and the establishment of approved guidelines for employment contracts and performance review standards for all executive employment contracts. All such appointments shall be approved by a majority of the Board of Directors. The Chairman of the Board may appoint from time to time such other committees as shall be deemed necessary or beneficial.



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                                   Article IV
                                    officers

     Section 1. Officers. The officers of the corporation shall be a chairman and a secretary. The corporation may also have, at the discretion of the board of directors, a vice chairman, a chief executive officer, a president, a chief financial officer, one or more secretaries, one or more treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. Any number of offices may be held by the same person, except that the chairman of the board and vice chairman of the board, if there be one, and secretary shall not be the same.

     Section 2. Election. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV shall be chosen annually by the board of directors at the first meeting following the annual stockholders meeting, and each shall hold his office until he/she shall resign or shall be removed or otherwise disqualified to serve, or his/her successor shall be elected and qualified.

     Section 3. Subordinate officers, Etc. The board of directors may appoint such other officers as the business of the corporation may require; each of whom shall have authority and perform such duties as are provided in these bylaws or as the board of directors may from time to time specify, and shall hold office until he/she shall resign or shall be removed or otherwise disqualified to serve.

     Section 4. Compensation of Chairman, Chief Executive Officer and Officers. The Chief Executive Officer shall receive such salary or other compensation as determined by the Executive Compensation Committee, pursuant to the guidelines adopted by the board of directors. The Chairman and Chief Executive Officer shall, pursuant to the guidelines adopted by the board of directors and/or its designated committees, establish salaries of all other officers.

     Section 5. Vacancies. A vacancy in any of f ice because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointment to such office.

     Section 6. Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board. With the exception of the chairman, vice chairman and/or secretary; the Chief Executive Officer may remove any



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officer with or without cause, unless said power shall be specifically restricted by special resolution of the board of directors.

     Section 7. Chairman of the Board. The chairman of the board shall, if present, preside at all meetings of the board of directors, and exercise and perform such other powers and duties as may be from time to time assigned to him/her by the board of directors or prescribed by these bylaws. The chairman shall be subject to the control of the board of directors. He/she shall preside at all meetings of the stockholders. He/she shall be an ex officio member of all the standing committees, except the Audit and Executive Compensation Committees and shall have the general powers and duties usually vested in the chairman of the board of a corporation, not specifically prescribed by these bylaws to another officer and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

     Section 8. Chief Executive Officer (CEO). Subject to the supervisory powers of the chairman of the board, the chief executive officer shall have general supervision, direction and control of the business and officers of the corporation. The CEO shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, not specifically prescribed by these bylaws to another officer and shall have such other powers and duties as may be prescribed by the chairman of the board of directors or these bylaws. The CEO shall report directly to the chairman of the board of directors.

     Section 9. Chief Financial Officer (CFO). The chief financial officers shall have general supervision , direction and control of financial accounting, audit, regulatory compliance and business development of the corporation. The CFO shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director. The CFO shall deposit or cause to be deposited all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. The CFO shall disburse the funds of the corporation as may be ordered by the board of directors and shall render to the CEO and board of directors, whenever so requested, an account of all of transactions and of the financial condition of the corporation. The CFO shall be bonded,



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only if specially required by the board of directors. The CFO's duties shall be prescribed by the CEO and/or these bylaws. CFO shall report to the CEO.

     Section 10. Vice-Chairman. If the Chairman is deceased, totally disabled, not reelected, terminated, or resigns, the Vice Chairman shall perform all the duties of the Chairman, and when so acting shall have all the powers of, and be subject to all the restrictions upon said officer and other restrictions as the board of directors shall direct. In the event the offices of Chairman and Chief Executive Officer shall be held by the same person and any of above referenced circumstances occur, the Vice Chairman will also perform all the duties of the Chief Executive Officer, and when acting shall have all the powers of, and be subject to all the restrictions upon said officer and other restrictions as the board of directors shall direct.

     If the Chairman cannot attend a scheduled board meeting or cannot preside over several consecutive meetings or is temporarily disabled for an indefinite time or at the request of the Chairman, the Vice Chairman may perform the following duties: 1) preside at a meeting of the board to carry out the scheduled agenda; 2) call a special meeting of the board to facilitate conducting pressing business of the board or the company, except as here excluded -acquisitions, sales, stock transactions, changes in bylaws, changes in Articles, changes in membership of the board, etc.; 3) sign for the Chairman for those purposes as are prescribed in writing by the Board, the Chairman and/or these bylaws; 4) perform other specific duties as may be prescribed by the board or these bylaws.

     The Vice Chairman shall have such other powers and perform such other duties as from time to time may be prescribed by the board of directors and/or these bylaws.

     Section 11. Secretary. The secretary or designated assistant secretaries shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the board of directors may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders, meetings and the proceedings thereof. He/she shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a stock ledger, or a duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation. He/she shall give, or cause to be



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given, notice of all the meetings of the stockholders and of the board of directors required by these bylaws or by law to be given and he/she shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

     Section 12. Other Officers. The board of directors shall in their absolute discretion be entitled to appoint such other officers, together with such tiles, duties and compensation as it shall deem appropriate and may, by resolution, delegate its power to so appoint other and additional officers, together with such titles, duties and compensation, to the Chief Executive Officer.

                                    Article V
                                  Miscellaneous

     Section 1. Record Date and Closing Stock Books. The board of directors shall fix a time in the future as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders or entitled to receive any dividend or distribution or any allotment of rights or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall be not more than sixty (60) days prior to the date of the meeting or event for purposes of which it is fixed. When a record is so fixed, only stockholders who are such of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

     The board of directors may, in its discretion, close the books of the corporation against transfers of shares during the whole or any part of a period not more than sixty (60) days prior to the date of a stockholders, meeting, the date when the right to any dividend, distribution, or allotment or rights vest, or the effective date of any change, conversion or exchange of shares.

     Section 2. Indemnification of Directors and officers. Article Eleven of the Articles of Incorporation as amended and restated provides for the indemnification of Directors and Officers and are subject to modification by the stockholders. The provisions provided therein and any subsequent amendment thereto are herewith incorporated by reference herein.

     Section 3. Check. Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation,



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shall be signed or endorsed by such person or persons and in such manner as from time to time, shall be determined by resolution of the board of directors.

     Section 4. Annual Report. No annual report to stockholders shall be required, but the board of directors may cause to be sent to the stockholders reports in such form and at such times as the board of directors in its sole discretion may be deemed appropriate.

     Section 5. Contracts, Deeds, Etc., How Executed. The board of directors, except as in these bylaws otherwise provided, may by resolution authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. Unless so authorized by the board of directors; no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose in any amount; provided, however, that any deeds or other instruments conveying lands or any interest therein shall be executed on behalf of the corporation by Chairman of the Board, thee Chief Executive Officer or Vice Chairman, or by any agent or attorney so authorized under letter of attorney or other written power which was executed on behalf of the corporation by the Chairman of the Board or Chief Executive Officer or Vice Chairman of the Board.

     Section 6. Certificates. The board of directors shall be authorized to issue any of its classes of shares with or without certificates. The fact that the shares are not represented by certificates shall have no effect on the rights and obligations of shareholders. If the shares are represented by certificates, such shares shall be represented by consecutively numbered certificates signed, either manually or by facsimile, in the name of the corporation by the chairman of the board, the chief executive officer or vice-chairman and the secretary or an assistant secretary. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nonetheless be issued by the corporation with the same effect as if he/she were such officer at the date of its issue. All certificates shall be consecutively numbered, and the names of the owners, the number of shares, and the date of issue shall be entered on the books of the corporation. Each certificate representing shares shall state upon its face: (i) that the corporation is organized under the laws of Kansas; (ii) the name of the person to whom issued; (iii) the number and class of the shares and the designation of the series, if any, that the certificate



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represent; (iv) the par value, if any, of each share represented by the certificate; (v) a conspicuous statement, on the front or the back, that the corporation will furnish to the shareholder, on request in writing and without charge, information concerning the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences limitations, and rights determined for each series, and the authority of the board of directors to determine variations for future classes or series; and
(vi) any restrictions imposed by the corporation under the transfer of the shares represented by the certificate.

     If shares are not represented by certificates, within a reasonable time following the issue or transfer of such shares, the corporation shall send the shareholder a complete written statement of all of the information required to be provided to holders of uncertificated shares by the Kansas General Corporation Code.

     Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of the certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and receipt of such documentary stamps as may be required by law and evidence of compliance with all applicable securities laws and other restrictions, the corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the corporation which shall be kept at its principal office or by the person and at the place designated by the board of directors.

     Except as otherwise expressly provided in these bylaws, and except for the assertion of dissenters' rights to the extent provided in the Kansas General corporation Code, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any person other than the registered holder, including without limitation any purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person.

     Transfer Agent, Registrars and Paying Agents. The board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Kansas. They



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May 20, 1998
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shall have such rights and duties and shall be entitled to such compensation as may be agreed.

     Section 7. Representation of Securities of Other Corporations or Entities. The chairman or chief executive officer or any vice chairman or the secretary or assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all securities of any other corporation or entity standing in the name of this corporation, as directed by the board of directors. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all securities held by the corporation in any other corporation or entity may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.

     Section 8. Fiscal Year. The board of directors shall have the power to fix and from time to time change the fiscal year of the corporation. In the absence of action by the board of directors, however, the fiscal year of the corporation shall end each year on the date which the corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the board of directors.

     Section 9. Standard of Care. A director shall perform his/her duties as a director, including without limitation his/her duties as a member of any committee of the board, in good faith, in a manner he/she reasonably believes to be in the best interests of the corporation, and with the care an ordinary prudent person in a like position would exercise under similar circumstances. In performing his/her duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial date, in each case prepared or presented by the persons herein designated. However, he/she shall not be considered to be acting in good faith if he/she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A director shall not he liable to the corporation or its shareholders for any action he/she takes or omits to take as a director if, in connection with such action or omission, he/she performs his/her duties in compliance with this Section 9.

     The designated persons on whom a director is entitled to rely are: (i) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountant, or other person as to matters which the director reasonably believes to be within such person's professional or expert competence; or (iii) a committee of the board of directors on which the director



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does not serve if the director reasonably believes the committee merits confidence.

                                   Article VI
                                   Amendments

     Section 1. Power of Directors. Except as otherwise provided for herein or by the Articles of Incorporation, new bylaws may be adopted or these bylaws may be amended or repealed by a two-thirds vote of the board of directors at any regular or special meeting thereof, provided, however, that place fixed by the bylaws for the annual election of directors shall not be changed within sixty
(60) days next preceding the date on which such elections are to be held.

                            CERTIFICATE OF SECRETARY

     I, the undersigned, do hereby certify:

          (1) That I am the duly elected and acting secretary of Team Financial, Inc. a Kansas Corporation; and

          (2) That the foregoing bylaws, comprising 15 pages, constitute the amended bylaws of said corporation as of May 20, 1998.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the seal of the said corporation this 20th day of May, 1998.



                                         /s/ Clarene B. Prothe
                                         ------------------------------------
                                         Clarene B. Prothe, Secretary